BAIRD, KURTZ & DOBSON
                          Certified Public Accountants
                        City Center Square * Suite 2700
                                1100 Main Street
                          Kansas City, Missouri 64105
                            Telephone (816) 221-6300
                               Fax (816)221-6380


                                   CONSENT OF
                     INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



TCI Portfolios, Inc.
Twentieth Century Tower
4500 Main Street
Kansas City, Missouri  64111



     We hereby consent to the use in this Post-Effective Amendment No. 18 to the Registration Statement under the Securities Act of 1933 and this Amendment No. 18 to the Registration Statement under the Investment Company Act of 1940, both on Form N-1A, of our report dated January 26, 1996, accompanying and pertaining to the financial statements of TCI Growth, TCI Balanced, TCI Advantage and TCI International, each a series of TCI Portfolios, Inc., as of December 31, 1995, which are included in such Post-Effective Amendments.



                                                     BAIRD, KURTZ & DOBSON


Kansas City, Missouri
March 18, 1996